Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY

DUANE READE INC.

DUANE READE

          OFFER TO EXCHANGE $160,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS SENIOR SECURED FLOATING RATE NOTES DUE 2010 (CUSIP NUMBER 263578 AG1), WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF ITS SENIOR SECURED FLOATING RATE NOTES DUE 2010 (CUSIP NUMBERS 263578 AF3 AND U26475 AB 6)

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Duane Reade Inc. and Duane Reade (collectively, the "Companies") made pursuant to the prospectus dated                        (the "Prospectus"), if certificates for the outstanding $160,000,000 aggregate principal amount of its Senior Secured Floating Rate Notes due 2010 (the "Initial Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Companies prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to U.S. Bank National Association (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery Letter of Transmittal (or facsimile thereof), it must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

        On February 3, 2005, the Companies commenced an exchange offer to which the Prospectus relates; however, on March 7, 2005, the Companies suspended that prior exchange offer when the Companies, after discussions with their Audit Committee and their independent registered public accounting firm, determined that they would have to restate some of their previously issued financial statements, including some of the financial statements included in the original prospectus for the prior exchange offer. Additional information regarding the restatements that have been made is set forth on the first page of the Prospectus and is discussed in more detail in the Prospectus under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Prior Period Restatements." As a result of the suspension of the prior exchange offer, the Companies returned to the relevant holders all Initial Notes that had been tendered into such exchange offer as of March 7, 2005. For more information see "Suspension and Recommencement of the Exchange Offer" in the Prospectus.

        Therefore, in order to participate in the Exchange Offer, holders of the Initial Notes will have to complete all necessary procedures, as described in the Prospectus, to re-tender their Initial Notes into the Exchange Offer.

Delivery to:

U.S. BANK NATIONAL ASSOCIATION
Exchange Agent

By Registered or Certified Mail:	By Facsimile:
U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance	(for eligible institutions only) (651) 495-8158

By Overnight Courier or Hand: U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance	Confirm by Telephone: (800) 934-6802

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Companies the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Procedures for Tendering Initial Notes" section of the Prospectus.

Principal Amount of Initial Notes Tendered[1]
$

Certificate Nos. (if available):

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.
$	Account Number

  ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

        Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:
Address(es):

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering Initial Notes" section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution hereof.
Name of Firm	Authorized Signature
Address	Title
Zip Code	Name: (Please Type or Print)
Area Code and Tel. No.	Dated:
NOTE: DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.